PLEDGE AGREEMENT


            AGREEMENT, dated as of the 22nd day of March, 1998, by and between Joseph Stevens Group, LLC, a California limited liability company having an address at 5440 Moorehouse Drive, San Diego, California 92121 ("Pledgor"), and 800 Travel Systems, Inc, a Delaware corporation with an address at 4802 Gunn Highway, Tampa, Florida 33624 ("Pledgee") and Phillips Nizer Benjamin Krim & Ballon LLP having an office at 666 Fifth Avenue, New York, New York 10103 ("Escrow Agent").

                              W I T N E S S E T H

            WHEREAS, Pledgor and Pledgee are parties to an Agreement dated March 20, 1998 (the "Agreement"), whereby Pledgor has agreed to indemnify Pledgee against certain claims as set forth in section 5 of such Agreement and has agreed to pledge all of the common shares of Pledgee now owned by Pledgor as security for such amounts as may become payable to Pledgee as a result of such indemnity;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

            1. Pledge and Grant of a Security Interest. Pledgor hereby delivers to Escrow Agent and pledges to Pledgee, and grants to Pledgee a first priority security interest in, 100,000 shares of Common Stock of Pledgee and all securities issued on account
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thereof or in substitution thereof, (hereinafter the "Pledged Securities") as security for the full and prompt payment of all amounts as may become due in accordance with the indemnity set forth in Section 5 of the Agreement ("Indebtedness").

            2. Delivery of Certificates. Concurrently herewith, Pledgor has delivered to the Escrow Agent stock certificates evidencing the Pledged Securities, together with stock transfer powers, duly executed in blank. So long as any amount of the Indebtedness shall remain outstanding or unpaid, the Pledged Securities shall be held by and in the custody of the Escrow Agent, subject to and in accordance with the terms and provisions hereof.

            3. Obligations Secured. The pledge and security interest herein granted to Pledgee secures the following obliga- tions of Pledgor:

                  (a) Payment in full of such amounts as may become due pursuant to Section 5 of the Agreement; and

                  (b) All costs incurred by Pledgee to obtain, preserve and enforce this pledge and security interest, or maintain and preserve the Pledged Securities, including (but not limited to) reasonable attorneys' fees, legal expenses, brokers' fees and expenses of sale.

            4. Covenants Representations and Warranties of Pledgor. Pledgor covenants, represents and warrants that:

                  (a) The Pledged Securities are duly and validly pledged to Pledgee in accordance with law;


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                  (b) Pledgor will not sell, assign, transfer, dispose of,
pledge or encumber in any manner any of the Pledged Securities, or agree or attempt to do so, or suffer to exist any encumbrance on the Pledged Securities created by Pledgor, except the lien of this pledge and except for sales made for fair value, provided the proceeds of such sale are promptly deposited with the Escrow Agent; and

                  (c) Pledgor shall upon request of the Pledgee, furnish to Pledgee such stock powers, such instruments of assignment and such other instruments as may be required by Pledgee in order to permit or effect transfer of the Pledged Securities in accordance with the terms of this Agreement.

            5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) The failure of Pledgor to promptly pay any amount which may become due pursuant to Section 5 of the Agreement; or

                  (b) Default in the timely performance by Pledgor of any obligation or covenant contained herein which is not cured within five (5) days following written notice thereof to Pledgor.

            6. Rights of Pledgor. Unless and until an Event of Default, as defined in this Agreement, shall have occurred;

                  (a) Pledgor shall be entitled to exercise all voting and consensual powers pertaining to the Pledged Securities or any part thereof for all purposes not inconsistent with the terms and provisions of this Agreement; and


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                  (b) Pledgor shall be entitled to receive and retain all
dividends (other than stock or liquidating dividends) on, the Pledged Securities or any part thereof; provided that all dividends in stock or property representing stock, and all liquidating dividends or distributions or returns of capital upon or in respect of the Pledged Securities or any part thereof or resulting from any split, revision or reclassification of the shares evidenced by the Pledged Securities or any part thereof or received in exchange for the Pledged Securities or any part thereof as a result of a merger, consolidation or otherwise, shall be deemed to be "Pledged Securities" hereunder and shall be paid, transferred or delivered directly to the Escrow Agent or if paid to or received by Pledgor, shall be immediately upon receipt thereof, paid over, transferred and delivered by the Pledgor to the Escrow Agent and shall be held by the Escrow Agent as additional collateral pledged under and subject to the terms of this Agreement.

            7. Rights of Pledgee upon Default. If an Event of Default, as defined in this Agreement, shall occur, Pledgor agrees to the following:

                  (a) Pledgee or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Pledged Securities or any part thereof and shall exercise such powers in such manner and at such times as the holders of a majority of the principal amount of the Indebtedness ("Required Majority") may elect; and


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                  (b) All dividends, payments of interest and other
distributions of every character made upon or in respect of the Pledged Securities or any part thereof shall be deemed to be "Pledged Securities" and shall be paid directly to and shall be held by the Escrow Agent as additional collateral pledged under and subject to the terms of this Agreement.

            8. Remedies of Pledgee upon Default. If an Event of Default, as defined in this Agreement, shall have occurred and be continuing for a period of five (5) business days, the Escrow Agent shall, at the direction of the Pledgee, without any notice to Pledgor sell the Pledged Securities or any part thereof at public or private sale for cash, upon credit, or for future delivery, and at such price or prices as the Escrow Agent may deem best, and Pledgee may be the purchaser of any and all of the Pledged Securities so sold and may apply upon the purchase price therefor any indebtedness secured hereby and thereafter hold the same absolutely free from any right or claim of whatsoever kind. In connection with such sale or sales, the Escrow Agent may retain a broker or such other agent or agents as it may deem necessary to effect such sale or sales. Upon any such sale the Escrow Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including ny equity or right of redemption of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any


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

rule of law or statute now existing or hereafter adopted. The Escrow Agent shall give Pledgor ten (10) days' written notice in the manner specified in this Agreement (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of its intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times, within the ordinary business hours and at such place or places in the City of New York, New York, as the Escrow Agent may fix in the notice of such sale. At any sale the Pledged Securities may be sold in one lot as an entirety or in separate parcels as the Escrow Agent may determine. The Escrow Agent shall not be obligated to make any sale pursuant to any such notice. The Escrow Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by the Escrow Agent until the selling price is paid by the purchaser thereof, but the Escrow Agent shall incur no liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold, and in case of any such failure, such Pledged Securities may again be sold upon like notice.


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            9. Application of Proceeds by Escrow Agent. In the event that the
Escrow Agent elects to sell or otherwise dispose of the Pledged Securities as provided in Section 8 hereof, any amounts held, realized or received by the Escrow Agent pursuant to the provisions hereof, including the proceeds of any sale of the Pledged Securities or any part thereof and any amounts received by the Escrow Agent pursuant to subsection (b) of Section 6 or to subsection (b) of
Section 7 hereof, shall be applied by the Escrow Agent toward the satisfaction of the obligations of Pledgor secured hereby. Any amounts and any Pledged Securities remaining after such application shall be paid or delivered to Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct.

            10. Escrow Agent as Pledgor's Agent. Pledgor hereby appoints the Escrow Agent its agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Escrow Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as agent and attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after the occurrence of an Event of Default, the Escrow Agent shall have the right to receive, collect and endorse all checks made payable to Pledgor or its order representing any dividend, payment of interest, or other distribution in respect of the Pledged Securities or any part thereof and to give full discharge for the same.


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            11. No Waiver. No failure on the part of Pledgee or the Escrow Agent to exercise, and no delay in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of Pledgee or the Escrow Agent of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy.

            12. Termination of Security Interest. Unless Pledgee shall have brought a claim for indemnification pursuant to paragraph 5 of the Agreement which then remains unsatisfied the security interest and pledge evidenced hereby or provided for herein shall terminate as of March 17, 1999, and the Pledged Securities shall become free and clear of such security interests and pledges and Escrow Agent shall return the Pledged Securities to Pledgor.

            13. Notices. All notices and other communications relating to this Agreement shall be in writing and shall be either personally delivered or sent by overnight courier, or by certified mail to the parties at their addresses set forth above. Any party may from time to time give notice changing his or its address for notice to it (or for copies) by notice to the other parties. Notice shall be effective on the date of delivery.

            14. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and it incorporates and merges all previous communications and understandings (oral or written) as to the subject


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matter hereof. No modification or waiver of any provisions of this Agreement, nor consent to any departure from the provisions hereof, shall be effective unless the same shall be in writing signed by the parties and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to a party shall entitle such party to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing among the parties hereto shall operates as a waiver of any rights under this Agreement.

            15. Binding Agreement. The provisions of this Agreement, and all additional documents, if any, executed pursuant hereto, shall be binding upon, and inure to the benefit of, parties to this Agreement, their heirs, executors, and administrators, successors and assigns. This document is intended as a binding agreement to the fullest extent possible consistent with its terms.

            16. Date for Performance. If the date specified for any performance under this Agreement shall be a Saturday, Sunday or legal holiday, such date and time for performance shall be postponed to the next day which is not a Saturday, Sunday or national or state of New York legal holiday.

            17. Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or be necessary or appropriate in order to carry out the provisions of this Agreement.


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            18. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

            19. Counterparts. This Agreement may be executed in one or more counterparts, and said executed counterparts, when taken together, shall constitute the binding agreement of the parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              Joseph Stevens Group, LLC


                              By:___________________________________
                                          Manager

                              800 Travel Systems, Inc.


                              By:__________________________________

ESCROW AGENT:
Phillips Nizer Benjamin
Krim & Ballon LLP


_________________________
   A Partner


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